UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2011

Commission File Number 000-31757
——————————————

QUAMTEL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0233452 (I.R.S. Employer Identification No.)
14911 Quorum Drive, Suite 140 Dallas, Texas 75254 (Address of principal executive office, Zip Code)
Registrant’s telephone number, including area code: (972) 361-1980 Copy to: Adam S. Gottbetter, Esq. Gottbetter & Partners, LLP 488 Madison Avenue, 12th Floor New York, NY 10022 Phone: (212) 400-6900
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On April 1, 2011, our Board of Directors voted to increase the number of directors constituting the entire Board from three (3) to four (4) members and elected Marc Moore as a member of the Board of Directors to fill the vacancy created by such increase.

Since 2008, Mr. Moore has served as Chief Executive Officer of Collabria LLC, a company that operates in the information technology sector.

From 1990 to 1997, Mr. Moore served as President and Chief Executive Officer of Payroll Transfers, Inc. (“PTI”), a private corporation he co-founded.   During his eight year tenure at PTI, that company grew from startup into one of the largest companies in the industry and was named twice as one of the Inc. 500 Fastest Growing Companies in America. At the time of his departure, PTI had over 250 employees and sales representatives and annualized revenue in excess of $400 million. The company grew to over $1.5 billion in annual revenue and was listed in Forbes magazine as one of the top 100 private firms in America until its acquisition by a public company.  Prior to founding PTI, Mr. Moore was an Assistant Vice President with both Kidder Peabody and Merrill Lynch where he handled corporate cash management and pension accounts.

Mr. Moore has appeared twice as a guest on “Small Business 2000”, an international public television show and is one of six entrepreneurs profiled in the book Daring Visionaries, How Entrepreneurs Build Companies, Inspire Allegiance, and Create Wealth.

Mr. Moore has served as the president of two Florida and two national associations representing over one thousand companies and over three million employees. He is also a board member of the Center for Entrepreneurship and on the Dean’s Advisory Council for the College of Business at the University of South Florida. Mr. Moore currently has multiple business interests as well as serving as an advisor and director for private corporations.

Mr. Moore is an honors graduate of the United States Air Force Academy with a degree in Economics and Financial Management.  Following his graduation, Mr. Moore served as an Air Force fighter pilot for eight (8) years, flying the F-4 and F-16 aircraft.  During his tour with the Air Force, he was a member of numerous international committees and involved in systems development, operational readiness and flight operations of U.S. and allied air forces.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2011	QUAMTEL, INC.

	By:	/s/ Stuart Ehrlich
Stuart Ehrlich,
Chief Executive Officer, President,
Principal Executive Officer and
Principal Financial and Accounting Officer